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                                                                    Exhibit 4.13


                                                                  EXECUTION COPY


                                  $200,000,000

                       FAIRCHILD SEMICONDUCTOR CORPORATION

          5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE NOVEMBER 1, 2008

                          REGISTRATION RIGHTS AGREEMENT


                                                                October 31, 2001


Credit Suisse First Boston Corporation
Lehman Brothers Inc.
CIBC World Markets Corp.
Prudential Securities Incorporated
Robertson Stephens, Inc.
c/o   Credit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, New York 10010-3629

Dear Sirs:

      Fairchild Semiconductor Corporation, a Delaware corporation ("FAIRCHILD"), proposes to issue and sell to Credit Suisse First Boston Corporation and the other initial purchasers named in Schedule A to the Purchase Agreement (as defined below) (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement of even date herewith (the "PURCHASE AGREEMENT"), $200,000,000 aggregate principal amount of its 5% Convertible Senior Subordinated Notes Due November 1, 2008 (the "NOTES"). The Notes will be unconditionally guaranteed (the "GUARANTEES") on a senior subordinated basis by Fairchild Semiconductor International, Inc., a Delaware corporation ("FSC SEMICONDUCTOR"), and each principal domestic subsidiary of Fairchild (together with FSC Semiconductor, the "GUARANTORS" and, together with Fairchild, the "COMPANY"). The Notes will be issued pursuant to an Indenture, dated as of October 31, 2001 (the "INDENTURE"), among Fairchild, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). Under the terms of the Indenture, the Notes are convertible at any time prior to maturity, at the option of the holders, into shares of FSC Semiconductor's class A common stock, par value $0.01 (the "CONVERSION SHARES" and, together with the Notes, the "SECURITIES"), at a conversion price of $30.00 per share. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the several Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers) and Conversion Shares (collectively the "HOLDERS"), as follows:

      1.  Shelf Registration.

            (a) The Company shall, at its cost, promptly (but in no event more than 90 days after the Closing Date (as defined in the Purchase Agreement) such 90th day being the "FILING DEADLINE") file with the Securities and Exchange Commission (the
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      "COMMISSION") and thereafter use its commercially reasonable efforts to cause to be declared effective no later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE") a registration statement (the "REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

            (b) The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the earliest of (i) two years from the date of the Closing Date or (ii) the date when all the Securities covered by the Registration Statement have been disposed of pursuant thereto and
      (iii) the date on which all the Securities covered by the Registration Statement (other than those held by affiliates of the Company) are eligible to be sold to the public pursuant to Rule 144(k) or any successor rule thereof without limitations under clauses (c), (e), (f) and (h) of Rule 144 under the Securities Act, or any successor provisions thereof (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by
      Section 2(b)(v) below, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter complies with the requirements of Section 2(i) hereof.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      2. Registration Procedures. In connection with any Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Company shall, at its cost, (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registration Statement, the Company


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      shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose and (ii) include the names of the Holders who propose to sell Securities pursuant to the Registration Statement as selling securityholders.

            (b) The Company shall give written notice to the Initial Purchasers and shall advise the Holders (and confirm such advice in writing if requested by the recipient of the advice) (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or
            supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

                  (vi) of the occurrence or existence of any pending corporate developments, public filings with the SEC or similar events with respect to the Company that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus.

            (c) The Company may suspend the use of the Registration Statement and related prospectus for a period not to exceed 90 consecutive days or an aggregate of 120 days in any twelve-month period under the circumstances described above in Section 2(b)(vi).

            (d) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.


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            (e) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

            (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Registration Statement.

            (g) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or
      (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (h) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

            (i) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or Initial Purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers and the Holders of the Securities in accordance with paragraphs (ii) through
      (vi) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders of the Securities shall suspend use of such prospectus, and the period of effectiveness of the Registration Statement provided for in Section 1 above shall each be


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      extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of the Securities shall have received such amended or supplemented prospectus pursuant to this Section 2(i).

            (j) Not later than the effective date of the Registration Statement, the Company will provide CUSIP numbers for the Notes and the Conversion Shares registered under the Registration Statement and provide the Trustee with printed certificates for the Notes in a form eligible for deposit with The Depository Trust Company.

            (k) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders copies of any reports which it is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

            (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

            (m) Each Holder wishing to sell Securities pursuant to the Registration Statement and related prospectus agrees to deliver a properly, completely and signed Notice and Questionnaire (the form of which is attached as Annex A to the Offering Document (as defined in the Purchase Agreement)) to the Company prior to any intended distribution of Securities under the Shelf Registration Statement. From and after the date the Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) business days after such date,
      (i) if required by law, file with the Commission a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use all reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, but in any event by the date that is thirty (30) business days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to this Section; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section; provided, that if such Notice and Questionnaire is delivered during a period in which the use of such prospectus is suspended pursuant to Section 2(c) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses


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      (i), (ii) and (iii) above upon expiration of such suspension period.
      Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information required by this Section as a selling securityholder in the Registration Statement and related prospectus and any amendment or supplement thereto; provided, however, that any Holder that has subsequently supplied the requisite information required by this Section pursuant to the provisions of this Section (whether or not such Holder has supplied the requisite information required by this Section at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related prospectus in accordance with the requirements of this Section. Notwithstanding anything contained herein to the contrary, the Company shall not be required to file more than one post-effective amendment or supplement for the purpose of naming selling security holders in any seven-day period.

            (n) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

            (o) The Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof and provided, further, that as to any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery, shall be kept confidential by the Holder or by any such underwriter, attorney, accountant or other agent.

            (p) The Company, if requested by any Holder of Securities, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include such matters as are customarily included in opinions requested in underwritten offerings of such type); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities and
      (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration


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      Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

            (q) The Company will use its reasonable best efforts to (a) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Notes were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

            (r) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall use its commercially reasonable efforts to assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

            (s) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

      3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Cravath, Swaine & Moore, counsel for the Initial Purchasers, incurred in connection with the Shelf Registration) whether or not a Registration Statement is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of Transfer Restricted Securities for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Transfer Restricted Securities to act as counsel for the Holders of the Transfer Restricted Securities in connection therewith.


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      4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, its officers and directors and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any prospectus relating to a Shelf Registration, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the amended, supplemented or final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls each such underwriter within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

            (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless (i) the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, (ii) each of their respective directors and (iii) each of their respective officers who signs a Registration Statement from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person, director or officer may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any


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      preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

            (c) Promptly after receipt by an indemnified party under this
      Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such


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      indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale or other disposition of the Securities, pursuant to the Registration Statement, or
      (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

            (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "REGISTRATION DEFAULT"):

      (i) if the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

      (ii) if the Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline; or

      (iii) the Company fails with respect to a Holder that supplies the Notice and Questionnaire described in Paragraph 2(m) to amend or supplement the Registration Statement in the manner set forth in 2(m); provided that such assessment shall be paid only to such Holder and directly to such Holder; or

      (iv) if the Registration Statement required by this Agreement has been declared effective by the Commission but (a) such Registration Statement thereafter ceases to be effective or usable (except as permitted in paragraph (b)) and the Company does not cure the Registration Statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (b) the Company does not terminate the suspension period described above in
            Section 2(c), as the case may be.

            Additional Interest shall accrue on the Notes and Conversion Shares that are Transfer Restricted Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.5% per year for the Notes, or, if applicable, on an equivalent basis per share (subject to adjustment in the case of stock splits, stock recombinations, stock dividends and the like of common stock constituting Transfer Restricted Securities (the "ADDITIONAL INTEREST RATE"). Notwithstanding the foregoing, no Additional Interest shall be payable as to any Securities following the Shelf Registration Period.

            (b) A Registration Default referred to in Section 5(a)(iv) (a) hereof shall be deemed not to have occurred and be continuing in relation to the Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Registration Statement or the related prospectus and
      (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day following such 30 day period until the date on which such Registration Default is cured.

            (c) Any amounts of Additional Interest due pursuant to clause (i),
      (ii), (iii) or (iv) of Section 5(a) above will be payable in cash on the regular interest payment dates with respect to the Notes and Conversion Shares. The amount of Additional Interest will be determined by (1) multiplying the applicable Additional Interest Rate by (i) in the case of the Notes, the principal amount of the Notes or (ii) in the case of the Conversion Shares, the "Applicable Conversion Price" and (2) then multiplying the products of the calculation set forth in (c)(1) by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

            (d) The term "APPLICABLE CONVERSION PRICE" means the principal amount of the Notes divided by the Conversion Price set forth in the Notes, as adjusted from time to time pursuant to the Indenture, in effect as of the next succeeding May 1 or November 1 following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding May 1 or November 1 until the cure of such Registration Default) or, if no Notes are then outstanding, the last Conversion Price that was in effect when the Notes were last outstanding.

            "TRANSFER RESTRICTED SECURITIES" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

      6. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

      7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

      No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      8.  Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company.

                  (2)  if to the Initial Purchasers:

                  Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  New York, NY 10010-3629
                  Fax No.:  (212) 325-8278
                  Attention:  Transactions Advisory Group

                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019-7475
                  Fax No.:  (212) 474-3700
                  Attn.:  Kris F. Heinzelman, Esq.

                  (3)   if to the Company, at its address as follows:

                  Fairchild Semiconductor International, Inc.
                  82 Running Hill Road
                  South Portland, Maine 04106
                  Fax No.: (207) 761-6020
                  Attn.:  Daniel E. Boxer, Esq.

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY 10166

                  Fax No.: (212) 351-4035
                  Attn.:  Steven R. Finley, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            (d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns of each of the parties.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.


                                    Very truly yours,

                                    FAIRCHILD SEMICONDUCTOR CORPORATION,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President, Treasurer

                                    FAIRCHILD SEMICONDUCTOR INTERNATIONAL,
                                    INC., as Guarantor,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President, Treasurer

                                    FAIRCHILD  SEMICONDUCTOR CORPORATION OF
                                    CALIFORNIA, as Guarantor,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President

                                    QT OPTOELECTRONICS, INC., as Guarantor,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President

                                    QT OPTOELECTRONICS, as Guarantor,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President

                                    KOTA MICROCIRCUITS, INC., as Guarantor,

                                    by

                                    _____________________________________
                                    Name: Matthew W. Towse
                                    Title:   Vice President

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
PRUDENTIAL SECURITIES INCORPORATED
ROBERTSON STEPHENS, INC.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION

by

    _____________________________________
    Name:
    Title: